Exhibit 8.1

November 17, 2015

CIFC LLC

CIFC Corp.

250 Park Avenue, 4th Floor

New York, New York 10177

Ladies and Gentlemen:

We have acted as counsel to CIFC LLC, a Delaware limited liability company (the “Company”), and CIFC Corp., a Delaware corporation, in connection with the reorganization transaction (“the Reorganization Transaction”) described in the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. You have requested our opinion regarding certain United States federal income tax matters. Unless otherwise indicated, capitalized terms used and not defined herein shall have the meanings set forth in the Agreement and Plan of Merger, dated as of November 11, 2015 (the “Merger Agreement”), by and among the Company, CIFC Corp. and CIFC Merger Corp., a Delaware corporation and wholly owned subsidiary of the Company.

We have examined (i) the Registration Statement; (ii) the form of Amended and Restated Limited Liability Company Agreement of the Company; (iii) the Merger Agreement; and (iv) the representation letter containing certain representations made by the Company delivered to us for purposes of this opinion (the “Representation Letter”). We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations, as we have deemed relevant or necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have further assumed that any documents will be executed by the parties in the forms provided to and reviewed by us, that any transactions relating to the Reorganization Transaction will occur in the manner described in the Registration Statement and that the representations in the Representation Letter are true, complete and correct and will remain true, complete and correct at all times.

Our opinions are based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), on regulations promulgated thereunder and on published administrative rulings and judicial decisions now in effect, all of which are subject to change or different interpretation. The opinions set forth below are not binding on the Internal Revenue Service or the courts, and no ruling has been sought from the Internal Revenue Service with respect to the matters covered by the opinions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we are of the opinion that:

1.             Assuming the accuracy of the certifications contained in the Representation Letter (which we have assumed to be complete and accurate without any independent inquiry), (i) for United States federal income tax purposes, the Company will be treated as a partnership and not as an association taxable as a corporation and (ii) the Company will not be treated as a “publicly traded partnership” taxable as a corporation within the meaning of Section 7704(b) of the Code;

2.             Under Section 721 of the Code, a beneficial owner of CIFC Corp. common stock will not recognize gain or loss for United States federal income tax purposes from the exchange by such beneficial owner of CIFC Corp. common stock for shares representing limited liability company interests in the Company in connection with the merger of CIFC Merger Corp. with and into CIFC Corp. pursuant to the Merger Agreement; and

3.             The discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences of the Reorganization Transaction and the ownership and disposition of shares representing limited liability company interests in the Company.

We do not express any opinion herein concerning any law other than the federal tax law of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement and to the references to our firm under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/S/ SIMPSON THACHER & BARTLETT LLP

Simpson Thacher & Bartlett LLP